SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                        ---------------------------------

                           Filed by the Registrant |X|
                 Filed by a party other than the Registrant |_|
                        ---------------------------------
                           Check the appropriate box:

    |_| Preliminary Proxy Statement         |_| Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

    |X| Definitive Proxy Statement
    |_| Definitive Additional Materials
    |_| Soliciting Material Pursuant to
        Rule 14a-12




                   -------------------------------------------

                         CHOICE ONE COMMUNICATIONS INC.

                (Name of Registrant as Specified in Its Charter)

                   -------------------------------------------
               Payment of Filing Fee (Check the appropriate box):

|X|     No fee required.

|_|     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

        (1) Title of each class of securities to which transaction applies:____________________________________________________________
        (2) Aggregate number of securities to which transaction applies:____________________________________________________________
        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):________________________________________________________
        (4) Proposed maximum aggregate value of
            transaction:________________________________________________________
        (5) Total fee paid:_____________________________________________________

|_|     Fee paid previously with preliminary materials:_________________________

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-1l(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        (1) Amount Previously Paid:_____________________________________________
        (2) Form, Schedule or Registration Statement No.:_______________________
        (3) Filing Party:_______________________________________________________
        (4) Date Filed:_________________________________________________________

                           Choice One Communications
                                     [LOGO]

                                [GRAPHIC OMITTED]

                                                                  April 30, 2003




To Our Stockholders:

         You are cordially invited to attend the Annual Meeting of Stockholders of Choice One Communications Inc. at the Auditorium, 100 Chestnut Street, Rochester, New York 14604 on Thursday, May 29, 2003, at 10:00 a.m.

         The accompanying Notice of Annual Meeting of Stockholders and Proxy Statement describe in detail the matters expected to be acted upon at the meeting. This package also contains the Company's Form 10-K for the fiscal year ended December 31, 2002 that sets forth important business and financial information concerning the Company.

         We hope you will be able to attend this year's Annual Meeting.

                                Very truly yours,


                                /s/Steve M. Dubnik
                                Steve M. Dubnik
                                Chairman of the Board and
                                Chief Executive Officer

                         CHOICE ONE COMMUNICATIONS INC.
                         100 Chestnut Street, Suite 600
                            Rochester, New York 14604


                            --------------------------



                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 29, 2003



         The Annual Meeting of Stockholders of Choice One Communications Inc. (the "Company") will be held at the Auditorium, 100 Chestnut Street, Rochester, New York 14604 on Thursday, May 29, 2003, at 10:00 a.m. for the purpose of considering and acting upon the following matters:

         (1) The election of two directors for terms expiring at the Company's 2006 Annual Meeting of Stockholders;

         (2) The ratification of the appointment by the Board of Directors of PricewaterhouseCoopers LLP as independent accountants for the year ending December 31, 2003; and

         (3) The transaction of such other business as may properly come before the meeting and any adjournments thereof.

         Pursuant to the provisions of the By-laws of the Company, the Board of Directors has fixed the close of business on April 9, 2003 as the record date for determining the stockholders of the Company entitled to notice of and to vote at the meeting and any adjournments thereof.

         ALL STOCKHOLDERS ARE URGED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND PROMPTLY MAIL IT TO THE COMPANY IN THE ACCOMPANYING POSTAGE PAID ENVELOPE.


                                 By Order of the Board of Directors,


                                 /s/Elizabeth J. McDonald
                                 Elizabeth J. McDonald
                                 Vice President, General Counsel and Secretary



April 30, 2003
Rochester, New York

                            Choice One Communications
                                     [LOGO]

                                [GRAPHIC OMITTED]

                         CHOICE ONE COMMUNICATIONS INC.
                         100 Chestnut Street, Suite 600
                            Rochester, New York 14604

                          ----------------------------

                                 PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 29, 2003

         This Proxy Statement is being mailed to stockholders of Choice One Communications Inc., a Delaware corporation (the "Company" or "Choice One"), on or about April 30, 2003, in connection with the solicitation of proxies by the Board of Directors of the Company to be used at the Annual Meeting of Stockholders of the Company to be held on May 29, 2003 and any adjournments thereof (the "Annual Meeting"). Accompanying this Proxy Statement is a Notice of Annual Meeting of Stockholders and a form of proxy for the Annual Meeting. This Proxy Statement is also accompanied by the Company's Form 10-K for the fiscal year ended December 31, 2002 that sets forth important business and financial information concerning the Company.

         The Board of Directors has fixed the close of business on April 9, 2003 as the record date for the determination of stockholders who are entitled to notice of and to vote at the Annual Meeting. As of the record date, the Company had outstanding 44,025,164 shares of its common stock, $0.01 par value (the "common stock"). Holders of the Company's common stock are entitled to one vote per whole share.

         All proxies which are properly completed, signed and returned to the Company in a timely manner will be voted in accordance with the instructions thereon. Proxies may be revoked by any stockholder through written notice to the Secretary of the Company prior to the exercise thereof, and stockholders who are present at the Annual Meeting may withdraw their proxies and vote in person if they so desire.

         A majority of the outstanding shares of the Company's common stock entitled to vote at the Annual Meeting is required to establish a quorum at the Annual Meeting. The directors will be elected by a plurality of the votes cast by the holders of the shares of the Company's common stock entitled to vote at the Annual Meeting.

         With regard to the election of directors, votes may be cast in favor or withheld. Votes withheld from any director will be counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting, but will not affect the outcome of the voting in such election. With regard to other proposals, abstentions may be specified. The Company believes that abstentions are shares present and entitled to vote, but do not constitute votes cast in respect of a particular matter. The Company, therefore, intends to count abstentions and votes withheld in respect of the proposal to ratify the appointment of independent accountants for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting, but not as votes having been cast in respect of such proposal. Accordingly, such abstentions and votes withheld will not affect the outcome of the voting on that proposal. Broker non-votes (that is, proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owners or other persons entitled to vote shares on a particular matter as to which the brokers or nominees do not have discretionary power) may be counted as present or represented for purposes of determining the presence or absence of a quorum for the transaction of business, but not for the purpose of determining the voting power present with respect to proposals in respect of which brokers do not have discretion (non-discretionary proposals). The Company believes that all proposals being presented to stockholders at the Annual Meeting are discretionary proposals and, unless one or more beneficial owners of the Common Stock have withheld discretionary authority from their brokers or nominees in respect of these proposals, the Company does not anticipate that there will be any broker non-votes in respect of such proposals. If there are any broker non-votes in respect of these proposals, however, the Company intends to treat such broker non-votes as stated above.

                       PROPOSAL 1 - ELECTION OF DIRECTORS

         The By-laws of the Company provide that the Board of Directors will be divided into three classes as nearly equal in number as possible, and that directors will be elected for terms of three years on a staggered basis. The Board of Directors is currently composed of seven directors, two whose terms expire in 2003, three whose terms expire in 2004 and two whose terms expire in 2005. One board seat is currently vacant. Two individuals are being nominated for election as directors. Unless authority to vote for the election of a director is specifically withheld by appropriate designation, it is the intention of the persons named in the accompanying form of proxy to vote such proxy for the election at the Annual Meeting of Leigh J. Abramson and Louis L. Massaro as directors to serve until the 2006 Annual Meeting of Stockholders and until their respective successors shall have been elected and qualified.

         Messrs. Abramson and Massaro are presently members of the Company's Board of Directors. The proxies cannot be voted for a greater number of persons than two. Management has no reason to believe that the named nominees will be unable or unwilling to serve if elected to office. In such case, however, it is intended that the individuals named in the enclosed proxy will vote for the election of such substituted nominees as the Company's Board of Directors may recommend.

         Since the last annual meeting of the Company, each of James S. Hoch, Royce J. Holland and Eugene B. Johnson resigned from the Company's Board of Directors. Messrs. Hoch and Johnson were designated to serve on the Board by the Morgan Stanley Entities and FairPoint Communications Solutions Corp., respectively, pursuant to certain agreements among such entities, the Company and other holders of common stock of the Company.

         Certain information concerning the nominees and directors continuing in office is set forth in the following table.



                                                                           Principal Occupation, Business
Name                           Age                                          Experience and Directorships
----                           ---                                          ----------------------------

Nominees for terms expiring in 2006
Louis L. Massaro               56                Retired from Frontier  Corporation  in 1998,  where he was employed since 1969.
                                                 His most recent position was Executive Vice-President,  Chief Financial Officer
                                                 and Chief Administrative  Officer. Mr. Massaro served as a corporate officer of
                                                 Frontier  and  its  predecessor,  Rochester  Telephone,  for  approximately  10 years.  In addition to serving as Chief  Financial  Officer,  Mr.  Massaro also served as  President of Rochester  Operations,  President of RCI Long  Distance
                                                 and President of Rotelcom.  Since his  retirement  from  Frontier,  Mr. Massaro has been engaged in  counseling  various  start-up  entities and in  evaluating various  telecommunications  industry  opportunities.  Mr.  Massaro  is  also a director of Epok Inc., a privately held company.

Leigh J. Abramson              34                Managing  Director  of  Morgan  Stanley  & Co.  Incorporated  where he has been employed  since 1990. Mr.  Abramson is also a Managing  Director of both Morgan
                                                 Stanley  Capital  Partners  III,  Inc.  ("MSCP  III,  Inc.")  and MSDW  Capital
                                                 Partners IV, Inc.  ("MSDWCP  IV,  Inc."),  the managing  members of the general partners  of each of the Morgan  Stanley  Entities  that have  invested  in the
                                                 Company.  Mr.  Abramson  also  currently  serves on the Board of  Directors  of
                                                 Silgan  Holdings,  Inc. and  Smurfit-Stone  Container  Corporation,  as well as other privately held companies.

Directors whose terms expire in 2004

John B. Ehrenkranz             37                Managing  Director  of  Morgan  Stanley  & Co.  Incorporated  where he has been employed  since 1987. Mr.  Ehrenkranz is also a Managing  Director of both MSCP
                                                 III, Inc. and MSDWCP IV, Inc., the managing  members of the general partners of each of the Morgan Stanley Entities that have invested in the Company.

                                       2

Howard I. Hoffen               39                Managing  Director  of  Morgan  Stanley  & Co.  Incorporated  where he has been employed  since  1985.  Mr.  Hoffen is also the  Chairman  and Chief  Executive
                                                 Officer of Morgan Stanley Private  Equity.  Mr. Hoffen also serves on the Board of Directors of Catalytica  Energy  Systems,  Inc. and Vanguard  HealthSystems,
                                                 Inc., as well as other privately held companies.

Richard Postma                 52                Co-Chairman and Chief Executive  Officer of RVP Development  Company since 1996 and  Chairman  and Chief  Executive  Officer of U.S.  Signal  Company LLC since
                                                 August  2000.  Mr.  Postma was the  Co-Chairman,  Chief  Executive  Officer and
                                                 co-founder of US Xchange,  Inc.  from October 1996 through  August 2000. He has over 15 years of experience in the telecommunications  industry,  having served as  General  Counsel  to  Teledial  America,  Inc.,  Teledial  America of North
                                                 Carolina,  Digital Signal,  Inc.,  City Signal,  Inc. and US Signal for various periods between 1983 and 1996.

Directors whose terms expire in 2005

Steve M. Dubnik                40                Chairman of the Board,  President,  Chief  Executive  Officer  and  Co-Founder.
                                                 Prior to  founding  Choice  One in June  1998,  Mr. Dubnik  served  in  various capacities  with ACC Corp.,  including  as the  President  and Chief  Operating
                                                 Officer of North  American  Operations  of ACC from November 1996 to April 1998 and as Chairman of the Board of Directors of ACC TelEnterprises  Ltd. from July
                                                 1994  to  April  1998.  From  December  1997 to  April  1998,  he also  jointly performed the functions of Chief Executive Officer of ACC.

Bruce M. Hernandez             42                Managing  member of Spire  Capital  Partners,  L.L.C.  and  managing  member of
                                                 Waller-Sutton  Media Partners,  L.L.C.,  where he was Chief  Executive  Officer from 1997 through 1999.  Mr.  Hernandez  previously  served as Chief  Financial
                                                 Officer of Horizon  Cellular  from 1993 to 1997.  Mr.  Hernandez  serves on the
                                                 Board of  Directors  of American  Community  Newspapers,  Live Wire  Utilities,
                                                 Encoda Systems Holdings, Inc., and Nassau Broadcasting


                  Under the terms of the transaction agreement among the Company, institutional investors in the Company and certain members of management, the parties to the transaction agreement have agreed to vote for the Board nominees of certain institutional investors. Messrs. Abramson, Ehrenkranz and Hoffen have been designated to serve on the Board by Morgan Stanley Capital Partners III, L.P. and Morgan Stanley Dean Witter Capital Partners IV, L.P (together with certain of its affiliated private equity funds that have invested in the Company, the "Morgan Stanley Entities"). Mr. Hernandez has been designated to serve on the Board by Waller-Sutton Media Partners L.P. ("Waller-Sutton"). Mr. Postma has been designated to serve on the Board pursuant to an amendment to the transaction agreement as described in Certain Relationships and Related Transactions below.


Board of Directors and Committees of the Board

         The Company's Board of Directors met 21 times during the year ended December 31, 2002. Each of the directors serving in 2002 attended 75% or more of the meetings held by the Board of Directors and any Committees of the Board of Directors on which such person served during 2002, except Mr. Hoffen who attended 65% of such meetings. The Board of Directors had five standing committees: the Audit Committee, the Executive Committee, the Employee Option Plan Committee, the Compensation Committee and the Pricing Committee. The Board does not have a standing Nominating Committee.

         The Audit Committee met 15 times during the year ended December 31, 2002. The Audit Committee, among other things, recommends the firm to be appointed as independent accountants to audit the Company's financial statements, discusses the scope and results of the audit with the independent accountants, reviews with management and the independent accountants the Company's interim and year-end operating results, considers the adequacy of the internal accounting controls and audit procedures of the Company and reviews the non-audit services to be performed by the independent accountants. The current members of the Audit Committee are Messrs. Ehrenkranz, Hernandez, Massaro and Postma.

         The Executive Committee did not meet during the year ended December 31, 2002. The Executive Committee has the authority to act as a liaison between the Board and executive management and exercise such powers as shall be delegated to it from time to time by the Board. Pursuant to the Company's Certificate of Incorporation and the transaction agreement among the Company, Fleet Venture Resources, Inc., Fleet Equity Partners VI, L.P., Chisholm Partners III, L.P. and Kennedy Plaza Partners (collectively, the Fleet Entities), the Morgan Stanley Entities, Waller-Sutton and certain management investors, the Executive Committee is comprised of the Company's chief executive officer and, contingent on continued stock ownership by certain investors, up to four other representatives. One member may be designated by each of the Morgan Stanley Entities, the Fleet Entities and Waller-Sutton so long as that investor is entitled to designate a director to the Board. The current members of the Executive Committee are Messrs. Dubnik, Ehrenkranz, Hernandez and Hoffen.

         The Employee Option Plan Committee did not meet during the year ended December 31, 2002 but instead took action by written consents. The Employee Option Plan Committee administers the Company's 1998 Employee Stock Option Plan, as amended. The current members of this committee are Messrs. Ehrenkranz, Hernandez, Hoffen and Massaro.

         The Compensation Committee met two times during the year ended December 31, 2002. The Compensation Committee reviews and recommends compensation arrangements for management of the Company. The current members of the Compensation Committee are Messrs. Ehrenkranz, Hernandez and Hoffen.

         The Pricing Committee did not meet during the year ended December 31, 2002. The Pricing Committee has the authority to select one or more financial advisors or underwriters for any underwritten offering or capital markets activities for the account of the Company, negotiate the pricing and other terms applicable to the engagement of any financial advisors or underwriters, and exercise such other powers as shall be delegated to it from time to time by the Board. Pursuant to the Company's Certificate of Incorporation and the transaction agreement described above, the Pricing Committee is comprised of the Company's chief executive officer and, contingent on continued stock ownership by certain investors, up to three other representatives. One member may be designated by each of the Morgan Stanley Entities, the Fleet Entities and Waller-Sutton so long as that investor is entitled to designate a director to the Board. The current members of the Pricing Committee are Messrs. Dubnik, Ehrenkranz and Hernandez.

Compensation Committee Interlocks and Insider Participation

         During the year ended December 31, 2002, the members of the Compensation Committee were Messrs. Ehrenkranz, Hernandez and Hoffen. None of these directors is or has been an executive officer or employee of the Company.


Compensation of Directors

         Directors, other than those who also are employees of the Company, are reimbursed for certain reasonable expenses incurred in attending Board or Committee meetings and are eligible for awards under the Company's 1999 Directors' Stock Option Plan. Starting in 2003, an eligible director is entitled to an initial grant of options to purchase 30,000 shares of common stock upon his or her first election to the Company's Board of Directors and subsequent annual grants of options to purchase 10,000 shares of common stock. In addition, eligible directors are entitled to annual grants of options to purchase between 3,000 and 10,000 shares for each committee on which the eligible director serves, depending on the committee and whether the eligible director chairs the committee. Options are exercisable for 10 years after the date of grant. The exercise price for any option under the Directors' Plan is equal to the fair market value of the common stock at the time such option is granted.
 The Directors' Plan provides that grants thereunder vest 25% annually over a four-year period. Also starting in 2003, each director who is not an employee of the Company or a designee of the Morgan Stanley Entities is entitled to annual compensation of $15,000 for serving on the Board of Directors and annual compensation of between $3,000 and $10,000 for each committee on which such director serves, depending on the committee and whether the director chairs the committee.

         Under arrangements in effect during the year ended December 31, 2002, each of Messrs. Ehrenkranz, Hernandez, Hoch, Hoffen, Holland, Postma and Van Degna received anniversary option grants to purchase 5,000 shares of common stock, and Mr. Johnson received an initial option grant to purchase 10,000 shares of common stock upon his election to the Board of Directors of the Company. With respect to the year ended December 31, 2002, Mr. Postma received $10,000 in compensation as an outside director.

Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder require the Company's officers and directors and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission and to furnish to the Company copies of all such filings. The Company has determined, based solely upon a review of those reports and amendments thereto furnished to the Company during and with respect to the year ended December 31, 2002 and written representations from certain reporting persons, that all filing requirements were timely satisfied by the Company's officers and directors, except that Mr. Hoch was inadvertently late in filing a Form 4 which was due by October 22, 2002 and filed on October 25, 2002.

Recommendation

         The Board of Directors unanimously recommends a vote FOR the election of Messrs. Abramson and Massaro as directors of the Company.


         PROPOSAL 2 - RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

Appointment of Independent Accountants

         The Board of Directors, on the recommendation of the Audit Committee of the Board, has appointed the firm of PricewaterhouseCoopers LLP ("PWC"), independent accountants, to audit and report on the financial statements of the Company for the year ending December 31, 2003. By this proposal, the Board of Directors is seeking the ratification of such appointment by the stockholders of the Company. It is expected that a representative of PricewaterhouseCoopers LLP will be present at the Annual Meeting to answer questions of stockholders and will have the opportunity, if desired, to make a statement.

Change in Independent Accountants

         On July 8, 2002, the Audit Committee approved the decision to dismiss Arthur Andersen LLP ("Andersen") as the Company's independent auditor. On July 8, 2002, Andersen was notified of their dismissal as independent auditors for the Company. Effective July 8, 2002, the Company engaged PWC to serve as the Company's independent auditor.

         Andersen's reports on the Company's financial statements for each of the years ended December 31, 2001 and 2000 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. During the years ended December 31, 2001 and 2000 and through the date of Andersen's dismissal, there were (1) no disagreements with Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Andersen's satisfaction, would have caused them to make reference to the subject matter of the disagreements in connection with their report on the financial statements; and (2) no reportable events, as described in Item 304(a)(1)(v) of the Securities and Exchange Commission's Regulation S-K.

         During the years ended December 31, 2001 and 2000 and through the date of the engagement of PWC, the Company did not consult PWC with respect to the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the financial statements, or any other matters or reportable events described in Items 304(a)(2)(i) and (ii) of the Securities and Exchange Commission's Regulation S-K.

Independent Accountant Compensation

         (1) Audit Fees

         The Company was billed by PWC for audit fees of $286,000 for professional services rendered for the audit of the Company's annual financial statements for the year ended December 31, 2002 and for the review of the financial statements included in the Company's quarterly reports on Form 10-Q for the quarters ended June 30, 2002 and September 30, 2002. The Company was billed by Andersen for audit fees of $16,000 for professional services rendered for the review of the financial statements included in the Company's quarterly reports on Form 10-Q for the quarter ended March 31, 2002.

         (2) Financial Information Systems Design and Implementation Fees

         The Company did not engage PWC to provide advice regarding its financial information systems design and implementation during the fiscal year ended December 31, 2002.

         (3) All Other Fees

         All other fees billed to the Company by PWC during the Company's 2002 fiscal year totaled $6,000, consisting solely of tax service fees. The Company did not engage PWC for any consulting services.

Required Vote

         The ratification of the appointment of PWC requires a majority of the votes cast by holders of the Company's Common Stock entitled to vote at the Annual Meeting. Abstentions and broker non-votes will be counted as present for purposes of determining whether a quorum is present, and broker non-votes, if any, will not be treated as votes cast on this matter at the Annual Meeting.

         The Board of Directors unanimously recommends a vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP.


         SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

         The following table sets forth information regarding the beneficial ownership of outstanding common stock as of April 1, 2003 by: (i) each of the Company's directors and executive officers, (ii) all directors and executive officers as a group, and (iii) each owner of more than 5% of any class of the Company's equity securities, referred to as the 5% owners. Except as set forth in the footnotes below, the business address of each director and executive officer listed below is c/o Choice One Communications Inc., 100 Chestnut Street, Suite 600, Rochester, New York 14604.


                                                                                                  Shares of
                                                               Shares of                     Series A Preferred
                                                              Common Stock                   Stock Beneficially
                                                           Beneficially Owned                     Owned (2)
                                                     ------------------------------     ------------------------------
           Name of Beneficial Owner (1)                 Number           Percent            Number           Percent
-------------------------------------------------    -------------   --------------     --------------   -------------
    Directors and Executive Officers
    Steve M. Dubnik (3) .................              2,338,123            5.3%                  -              *
    Kevin S. Dickens (4).................              1,136,204            2.6                   -              *
    Ajay Sabherwal (5)...................                496,100            1.1                   -              *
    Mae H. Squier-Dow (6)................              1,101,204            2.5                   -              *
    Philip H. Yawman (7).................                658,457            1.5                   -              *
    John B. Ehrenkranz (8)...............             19,170,139           36.8             251,588            100%
    Bruce M. Hernandez (9)...............              1,329,257            3.0                   -              *
    Howard I. Hoffen (10) ...............             19,161,389           36.7             251,588            100
    Louis L. Massaro.....................                  1,000            *                     -              *
    Richard Postma (11)..................                  6,250            *                     -              *
    All directors and executive officers as a
      group (12 persons) (12)............             26,306,918           50.3             251,588            100

    5% Owners
    Morgan Stanley Entities (13).........             19,158,889           36.7             251,588            100
    Ronald VanderPol (14)................              6,167,819           14.0                   -              *
    Fleet Entities (15)..................              2,646,014            6.0                   -              *
    FairPoint Communications
      Solutions Corp. (16)...............              3,500,000            7.9                   -              *
    Steve M. Dubnik (3)..................              2,338,123            5.3                   -              *


-----------------------
   *    Denotes less than one percent.
        (Footnotes on following page)

   (1) The persons named in the table have sole voting and dispositive power with respect to all shares of common stock shown as beneficially owned by them, subject to the information contained in the notes to the table and to community property laws, where applicable.

   (2) Consists of 251,588 shares of Series A Senior Cumulative Preferred Stock which are owned by Morgan Stanley Dean Witter Capital Partners IV, L.P., MSDW IV 892 Investors L.P. and Morgan Stanley Dean Witter Capital Investors IV, L.P.

   (3) Includes 708,485 shares of common stock held by the Dubnik Family Limited Partnership, of which Mr. Dubnik is sole general partner. Mr. Dubnik disclaims any beneficial ownership of these shares of common stock. Includes 25,068 shares of common stock issuable upon the exercise of options held by Mr. Dubnik.

   (4) Includes 354,242 shares of common stock held by the Dickens Family Limited Partnership, of which Mr. Dickens is sole general partner. Mr. Dickens disclaims any beneficial ownership of these shares of common stock. Includes 18,580 shares of common stock issuable upon the exercise of options held by Mr. Dickens.

   (5) Includes 43,546 shares of common stock issuable upon the exercise of options held by Mr. Sabherwal.

   (6) Includes 18,580 shares of common stock issuable upon the exercise of options held by Ms. Squier-Dow.

   (7) Includes 236,162 shares of common stock held by P.H.Y. Associates, L.P. of which Mr. Yawman is the sole stockholder of the sole general partner. Mr. Yawman disclaims any beneficial ownership of these shares of common stock. Includes 18,580 shares of common stock issuable upon the exercise of options held by Mr. Yawman.

   (8) Mr. Ehrenkranz is a Managing Director of Morgan Stanley & Co. Incorporated, MSCP III, Inc., and MSDWCP IV, Inc., the managing members of the general partners of each of the Morgan Stanley Entities. Includes 11,043,826 shares of common stock, 251,588 shares of Series A Senior Cumulative Preferred Stock and warrants to purchase 8,115,063 shares of common stock, all of which are held by the Morgan Stanley Entities. Also includes 11,250 shares of common stock issuable upon the exercise of options held by Mr. Ehrenkranz. Mr. Ehrenkranz disclaims beneficial ownership of the shares held by the Morgan Stanley Entities and his options. Mr. Ehrenkranz's business address is c/o Morgan Stanley Capital Partners, 1585 Broadway, New York, New York 10036.

   (9) Includes 1,318,007 shares of common stock held by Waller-Sutton Media Partners, L.P. Mr. Hernandez is one of nine managing members of Waller-Sutton Media, L.L.C., general partner of Waller-Sutton Media Partners, L.P. Accordingly, Mr. Hernandez disclaims beneficial ownership of the shares held by Waller-Sutton Media Partners, L.P. Also includes 11,250 shares of common stock issuable upon the exercise of options held by Mr. Hernandez. Any shares issued upon the exercise of such options would be held by Mr. Hernandez as nominee and agent for Waller-Sutton Media Partners, L.P. and, therefore, he also disclaims beneficial ownership of the shares issuable upon exercise of such options. Mr. Hernandez's business address is c/o Spire Capital Partners, L.P., 30 Rockefeller Center - Suite 4200, New York, New York 10020.

   (10) Mr. Hoffen is a Managing Director of Morgan Stanley & Co. Incorporated and a director of MSCP III, Inc. and MSDWCP IV, Inc., the managing members of the general partners of each of the Morgan Stanley Entities. Includes 11,043,826 shares of common stock, 251,588 shares of Series A Senior Cumulative Preferred Stock and warrants to purchase 8,115,063 shares of common stock, all of which are held by the Morgan Stanley Entities. Also includes 2,500 shares of common stock issuable upon the exercise of options held by Mr. Hoffen. Mr. Hoffen disclaims beneficial ownership of the shares held by the Morgan Stanley Entities and his options. Mr. Hoffen's business address is c/o Morgan Stanley Capital Partners, 1585 Broadway, New York, New York 10036.

   (11) Includes 6,250 shares of common stock issuable upon the exercise of options held by this director.

   (12) Includes 31,250 shares of common stock issuable upon the exercise of options held by certain directors. Messrs. Ehrenkranz, Hernandez and Hoffen disclaim beneficial ownership of 25,000 of these options.

   (13) Includes 11,043,826 shares of common stock, 251,588 shares of Series A Senior Cumulative Preferred Stock and warrants to purchase 8,115,063 shares of common stock all of which are held by Morgan Stanley Entities. The address of the Morgan Stanley Entities is c/o Morgan Stanley Capital Partners, 1585 Broadway, New York, New York 10036.

   (14) Mr. VanderPol's business address is RVP Development Corporation, 20 Monroe Ave, N.W., Suite 450, Grand Rapids, Michigan 49503.

   (15) Includes 2,646,014 shares of common stock, all of which are held by Fleet Equity Partners VI, L.P., Fleet Venture Resources, Inc., Chisholm Partners III, L.P. and Kennedy Plaza Partners. Their address is c/o Fleet Equity Partners, 50 Kennedy Plaza, 12th Floor, Providence, Rhode Island 02903.

   (16) The address for FairPoint Communications Solutions Corp. is 521 East Morehead Street, Suite 250, Charlotte, North Carolina 28202.

                             EXECUTIVE COMPENSATION

         The following table sets forth the compensation paid during the years ended December 31, 2002, 2001 and 2000 to the chief executive officer of Choice One and the other four most highly paid executive officers of Choice One whose annual salary and bonus, on a prorated basis, exceeded $100,000 for all services rendered to Choice One during such period.


                                                     Summary Compensation Table

                                                                                            Long Term
                                                   Annual Compensation(1)                 Compensation
                                       -----------------------------------------     -----------------------
                                                                                      Restricted  Securities
                                                                                     -----------------------      All Other
                                                                                         Stock    Underlying     Compensation
                                             Year       Salary($)      Bonus($)        Awards($)    Options         ($)(2)
                                       -------------- ------------ -------------     -----------------------   ----------------
Steve M. Dubnik                              2002      $218,400      $      --            --        75,000          $5,580
    Chairman, President and Chief            2001       213,328          6,899            --        42,000           4,655
    Executive Officer                        2000       172,486         20,515            --        21,000           4,478

Kevin S. Dickens                             2002       192,400             --            --        50,000           5,345
    Chief Operating Officer                  2001       187,931          6,077            --        33,000           5,444
                                             2000       156,269         18,633            --        16,500           4,711

Ajay Sabherwal                               2002       192,400         37,267(3)         --        50,000           5,364
    Executive Vice President, Finance        2001       187,931         43,344            --       116,500           2,144
    and Chief Financial Officer              2000       156,269         55,900            --        16,500           2,353

Mae H. Squier-Dow                            2002       192,400             --            --        50,000           4,917
    Chief Customer Satisfaction Officer      2001       187,931          6,077            --        33,000           4,550
                                             2000       156,269         18,633            --        16,500           4,711

Philip H. Yawman                             2002       192,400             --            --        50,000           5,588
    Executive Vice President,                2001       187,931          6,077            --        33,000           5,444
    Corporate
    Development                              2000       156,269         18,633            --        16,500           4,711



------------------
   (1) Except as noted, none of the named executive officers received personal benefits in excess of the lesser of $50,000 or 10% of such individual's reported salary and bonus for 2002, 2001, or 2000.

   (2) Reflects Choice One's matching contributions made under its 401(k) plan on behalf of such executive officer.

   (3) At the time Mr. Sabherwal joined the Company, the Company made a loan to him in the amount of $186,000 to be repaid in five annual installments. In addition, the Company entered into an agreement with Mr. Sabherwal to pay him a bonus each year, subject to his continued employment, in the amount due under the loan. The amount reflected in the table represents the payment made under the terms of these agreements. The payment was used by Mr. Sabherwal to make the payment due under the loan.

Option Grants

The following table sets forth certain information, as of December 31, 2002, concerning individual grants of stock options made during the fiscal year ended December 31, 2002 to each of the persons named in the Summary Compensation Table above.


                                                Option/SAR Grants in Last Fiscal Year

                                                                                                        Potential Realizable
                                                                                                          Value At Assumed
                                  Number of      Percent of Total                                        Annual Rates of Stock
                                 Securities        Options                                              Price   Appreciation
                                 Underlying       Granted To          Exercise Or                        For Option Term (3)
                                  Options         Employees in         Base Price      Expiration       ---------------------
       Name                      Granted (#)     Fiscal Year (1)        ($/sh)            Date            5%($)      10%($)
       ----                      -----------     ---------------        ------           ------           -----      ------

Steve M. Dubnik                     75,000 (2)         2.86%            $3.50            01/01/12        $165,085      $418,357

Kevin S. Dickens                    50,000 (2)         1.91              3.50            01/01/12         110,057       278,905

Ajay Sabherwal                      50,000 (2)         1.91              3.50            01/01/12         110,057       278,905

Mae H. Squier-Dow                   50,000 (2)         1.91              3.50            01/01/12         110,057       278,905

Philip H. Yawman                    50,000 (2)         1.91              3.50            01/01/12         110,057       278,905


------------------------------
   (1) Based upon total grants of options in respect of 2,622,586 shares of common stock made to employees during the year ended December 31, 2002.

   (2) These options were granted under the Company's 1998 Employee Stock Option Plan, as amended, and vest over a three-year period. Subject to the continued employment of the executive officer by the Company on each of the applicable vesting dates, 20% of the options will vest on the first anniversary and the remaining 80% will vest on a monthly basis over the 24 months following that first anniversary.

   (3) The potential realizable value illustrates the value that might be realized upon the exercise of the options immediately prior to the expiration of their term, assuming the specified compounded rates of appreciation on the Company's common stock over the term of the options. This hypothetical value is based entirely on assumed annual growth rates of 5% and 10% in the Company's common stock price from the exercise price, over the term of the options granted in the year 2002. The assumed rates of growth were selected by the Securities and Exchange Commission for illustration purposes only and are not intended to predict future performance and prospects. These numbers do not take into account provisions of certain options providing for termination of the option following termination of employment, nontransferability or vesting over various periods.

Aggregate Year-End Option Values

         The following table provides information concerning the number of unexercised options held by each of the individuals named in the Summary Compensation Table as of December 31, 2002. Also reported are the values for "in the money" options, which represent the positive spread between the exercise price and the fair market value of the Company's common stock as of December 31, 2002.


                             Aggregated Option Exercises in 2002 and Fiscal Year-End Option Values

                                                   Number of Securities Underlying         Value of Unexercised
                                                       Unexercised Options At            In-the-Money Options At
                           Shares                      December 31, 2002 (#)            December 31, 2002 ($)(1)
                          Acquired On    Value         ---------------------            ------------------------
Name                      Exercise(#)  Realized($)   Exercisable(2)  Unexercisable(2)   Exercisable     Unexercisable
----                      -----------  -----------   --------------  ----------------   -----------     -------------
Steve M. Dubnik               --           --            35,000           103,000             --                --
Kevin S. Dickens              --           --            27,500            72,000             --                --
Ajay Sabherwal                --           --            58,117           124,883             --                --
Mae H. Squier-Dow             --           --            27,500            72,000             --                --
Philip H. Yawman              --           --            27,500            72,000             --                --


(1) Based upon a closing price of $0.16 on December 31, 2002, as reported on the OTC Bulletin Board.

(2) On January 21, 2003, Messrs. Dubnik, Dickens, Sabherwal and Yawman and Ms. Squier-Dow tendered to the Company all of the options reflected in the above table and received new options representing 87,300, 61,450, 115,725, 61,450 and 61,450 shares, respectively. All of the new options have an exercise price of $0.26 per share. The amounts reflected in the above table and the other tables in this Proxy Statement do not reflect the tender of options or the subsequent grants.

Employment Agreements

     Steve M. Dubnik Executive Agreement

         In July 1998, in connection with Steve M. Dubnik's purchase of Class B Units of Choice One Communications L.L.C., the Company entered into an executive purchase agreement with Choice One Communications L.L.C. and Mr. Dubnik.

         Vesting. Pursuant to Mr. Dubnik's executive purchase agreement, the Company common stock distributed to Mr. Dubnik by Choice One Communications L.L.C. was subject to periodic vesting. These shares were fully vested on July 8, 2001.

         Restrictions on Transfer, Holdback and "Drag Along" Agreement. Pursuant to Mr. Dubnik's executive purchase agreement, common stock distributed to Mr. Dubnik by Choice One Communications L.L.C. is subject to various restrictions on transferability, holdback periods in the event of a public offering of the Company's securities and provisions requiring Mr. Dubnik to approve and, if requested by the Company, sell his shares in any sale of the Company that is approved by the Board.

         Terms of Employment. The Company may terminate Mr. Dubnik's employment at any time and for any reason. Mr. Dubnik is not entitled to receive any severance payments upon any such termination, other than payments in consideration of the noncompetition and nonsolicitation agreements discussed below.

Noncompetition and Nonsolicitation Agreements. Mr. Dubnik's executive purchase agreement provides that, during the noncompete period defined below, Mr. Dubnik may not solicit or attempt to induce any of the Company's employees, officers or consultants, or any employees, officers or consultants of the Company's subsidiaries, to leave their employment with the Company or its subsidiaries. Mr. Dubnik may not attempt to induce any of the Company's clients, suppliers, licensees or other business relations to cease doing business with the Company, nor in any other way interfere with the Company's relationships with its employees, clients, suppliers, licensees and other business relations. In addition, during the noncompete period, Mr. Dubnik may not participate in any business engaged in the provision of telecommunications services in any of the covered states. As used in Mr. Dubnik's executive purchase agreement, the noncompete period means the period commencing on July 8, 1998 and continuing until the second anniversary of the date of termination of Mr. Dubnik's employment. However, the noncompete period shall end if at any time the Company ceases to pay Mr. Dubnik his base salary and medical benefits in existence at the time of termination reduced by any salary or benefits Mr. Dubnik receives as a result of other employment. The Company's obligation to pay Mr. Dubnik his salary and benefits terminates if Mr. Dubnik commits a vesting breach as described in the executive purchase agreement, but the noncompete period will continue until its expiration under such circumstances. As used in Mr. Dubnik's executive purchase agreement, covered states means: Connecticut, Delaware, Illinois, Indiana, Maine, Massachusetts, Michigan, New Hampshire, New Jersey, New York, Ohio, Pennsylvania, Rhode Island and Vermont; any market for which, as of the date of termination of employment, the Company has a business plan which has been approved by the Board of Directors; and any state in which the Company has taken substantial steps in preparing a business plan, to be approved by the Board of Directors within a limited period of time, to conduct business.

     Kevin S. Dickens Executive Agreement

         In July 1998, in connection with his purchase of Class B Units of Choice One Communications L.L.C., the Company entered into an executive purchase agreement with Mr. Dickens, which is substantially similar to Mr. Dubnik's executive purchase agreement except for the differences in key provisions described in this paragraph. If the Company terminates Mr. Dickens' employment for good cause, the Company has agreed to pay him 50% of his base salary as consideration for his agreement not to compete.

     Other Executive Agreements

         In July 1998, in connection with their purchase of Class B Units of Choice One Communications L.L.C., Ms. Squier-Dow and Mr. Yawman entered into executive purchase agreements containing terms substantially similar to those contained in Mr. Dickens' executive agreement. In August 1999, in connection with his purchase of Class B Units of Choice One Communications L.L.C., Mr. Sabherwal entered into an executive purchase agreement containing terms substantially similar to those contained in Mr. Dickens' executive agreement, except that common stock distributed to Mr. Sabherwal did not become fully vested until August 19, 2002.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The Compensation Committee currently is composed of Messrs. Ehrenkranz, Hernandez and Hoffen, each a non-employee director of the Company. The Compensation Committee is responsible, subject to the approval of the Board of Directors, for establishing the Company's compensation program.

Compensation Philosophy

         The Company's compensation program is designed to motivate and reward the Choice One executive officers and its employees for attaining financial, operational and strategic objectives while reinforcing the Company's strong culture that contributes to the overall goal of enhancing shareholder value. The compensation program generally provides incentives to achieve short and long term objectives. The major components of compensation for executive officers are base salary, annual bonus incentives, and stock option grants. Each component of the total executive officer compensation package emphasizes a different aspect of Choice One's compensation philosophy. These elements generally are blended in order to provide compensation packages which provide competitive pay, reward the achievement of financial, operational and strategic objectives, reinforce the Company's values and strong culture, and align the interests of the executive officers and employees with those of Choice One shareholders.

Components of Executive Compensation

         Base Salary. Base salaries for Choice One's executive officers are determined by evaluating the responsibilities required for the position held, individual experience and breadth of knowledge, and by reference to the competitive marketplace for management talent.

         In July, 2000, Choice One retained a compensation-consulting firm to conduct a comprehensive survey of executive compensation provided in the telecommunications industry to permit the Compensation Committee to evaluate the competitive marketplace. The study was used as a reference standard for establishing levels of base salary, bonus and stock options. At the time, prospective executive compensation was targeted at the 75th percentile relative to fully competitive levels reflected in the survey. Based on the factors set forth above, general market conditions and the state of the telecommunications industry, the Compensation Committee determined that there should be no change in the base salary of the executives during 2002.

         Bonuses. All full-time employees of the Company, including executive officers, are eligible to receive bonuses from Choice One subject to achievement of specified Company objectives. During 2002, none of Messrs. Dubnik, Dickens, Yawman, Sabherwal, and Ms. Squier-Dow received performance bonuses because the specified objectives were not achieved.

         Stock Awards. To promote long-term objectives, all directors, officers and employees of Choice One are eligible for grants of stock options. The stock awards are made to officers and employees pursuant to the Company's 1998 Employee Stock Option Plan, as amended, in the form of incentive stock options, and to directors pursuant to the 1999 Directors Stock Incentive Plan, as amended, in the form of non-qualified stock options.


         Stock options represent rights to purchase shares of Choice One common stock in varying amounts pursuant to a vesting schedule determined by the Compensation Committee at a price per share specified in the option grant (which may not be less than the fair market value on the date of the grant). Stock options expire at the conclusion of a fixed term (generally 10 years).

         Since the stock options may grow in value over time, these components of the compensation plan are designed to reward performance over a sustained period and to enhance shareholder value through the achievement of corporate objectives. It is intended that these awards will strengthen the focus of the Company's directors, officers and employees on managing Choice One from the perspective of a person with an equity stake in Choice One. The number of options granted to a particular employee is based on the position, level, competitive market data and annual performance assessment of each employee.

         During 2002, Messrs. Dubnik, Dickens, Yawman and Sabherwal and Ms. Squier-Dow were awarded options to purchase an aggregate of 275,000 shares of the Company's common stock under the Company's 1998 Employee Stock Option Plan, as amended. A total of 2,622,586 option awards for shares of common stock were made under the Company's 1998 Employee Stock Option Plan, as amended, during the year 2002 to substantially all of the Company's employees. Awards made to directors during 2002 consisted of options with respect to 45,000 shares of common stock under the 1999 Directors' Stock Incentive Plan.

         Tax Deductibility of Executive Compensation. Section 162(m) of the Internal Revenue Code of 1986, as amended, imposes limitations upon the federal income tax deductibility of compensation paid to the chief executive officer and to each of the other four most highly compensated executive officers of the Company. Under these limitations, the Company may deduct such compensation only to the extent that during any fiscal year the compensation paid to any such officer does not exceed $1,000,000 or meets certain specified conditions (such as certain performance-based compensation that has been approved by the shareholders). Based on the Company's current compensation plans and policies and proposed regulations interpreting the Internal Revenue Code, Choice One and the Compensation Committee believe that, for the near future, there is not a significant risk that the Company will lose any significant tax deduction for executive compensation. The Company's compensation plans and policies will be modified to ensure full deductibility of executive compensation if Choice One and the Compensation Committee determine that such an action is in the best interests of Choice One.

Compensation of Chief Executive Officer

         Steve Dubnik's base salary rate of $218,400 at the end of 2001 was not changed during 2002. This amount represented approximately seventy-five percent of fully competitive levels paid to chief executive officers of comparable companies according to and at the time of the survey conducted in 2000 by the compensation consultant. As such, Mr. Dubnik's compensation was lower than that of certain of his peers at the time. The Compensation Committee believes that Mr. Dubnik's stock ownership as well as Mr. Dubnik's personal commitment to lead Choice One in the pursuit of its growth strategy, provide Mr. Dubnik with significant incentive to remain with Choice One.


                                  COMPENSATION COMMITTEE
                                  John B. Ehrenkranz, Chairman
                                  Bruce M. Hernandez
                                  Howard I. Hoffen

                             AUDIT COMMITTEE REPORT


         In connection with the preparation and filing of the Company's Annual Report on Form 10-K for the year ended December 31, 2002:

                  (1) The Audit Committee of the Board of Directors reviewed and discussed the audited financial statements of the Company with the Company's management.

                  (2)      The Audit Committee discussed with
                           PricewaterhouseCoopers LLP, the Company's independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU ss. 380), as amended.

                  (3) The Audit Committee received the written disclosures and the letter from PricewaterhouseCoopers LLP required by the Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees) and has discussed with PricewaterhouseCoopers LLP the independence of that firm as the Company's independent auditors. All audit and non-audit services provided by PricewaterhouseCoopers LLP were reviewed by the Audit Committee. The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the auditors' independence.

                  (4) Based on the Audit Committee's review and discussions referred to above, the Audit Committee recommended to the Board that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002 for filing with the Securities and Exchange Commission.

         The Audit Committee functions under a written charter that has been adopted by the Board of Directors. As defined in Rule 4200(a) of the National Association of Securities Dealers' listing standards, each of the Audit Committee members qualifies as an independent director other than Mr. Ehrenkranz due to the nature of his position with the Morgan Stanley Entities, and the services which affiliates of Morgan Stanley provide to the Company. The Board of Directors has determined in its business judgment that membership on the Audit Committee by Mr. Ehrenkranz is in the best interests of the Company and its shareholders due to his experience and the abilities he brings to the Audit Committee.



                                       AUDIT COMMITTEE

                                       John B. Ehrenkranz
                                       Bruce M. Hernandez, Chairman
                                       Louis L. Massaro
                                       Richard Postma

                             STOCK PRICE PERFORMANCE

         Set forth below is a line graph comparing the cumulative total stockholder return on the Company's common stock assuming the investment of $100, based upon the market price of the Company's common stock as reported by The Nasdaq Stock Market until December 9, 2002 and by the OTC Bulletin Board since December 10, 2002, with the cumulative total return of companies in the Nasdaq Composite Index and the Nasdaq Telecommunications Index for the period from February 16, 2000 through December 31, 2002. Prior to February 16, 2000, the Company's common stock was not publicly traded. The Company's stock price performance shown in this graph may not be indicative of future stock price performance.

                            [LINE GRAPH APPEARS HERE]


                  Choice One      Nasdaq Composite Index    Nasdaq Telecom Index
                  ----------      ----------------------    --------------------
02/17/2000          100.00                 100.00                  100.00
03/31/2000          120.08                 100.53                   99.59
06/30/2000          138.05                  87.19                   78.68
09/29/2000           41.23                  80.74                   65.96
12/29/2000           31.50                  54.31                   41.88
03/30/2001           20.93                  40.45                   29.65
06/29/2001           22.80                  47.50                   28.12
09/28/2001            5.51                  32.95                   18.35
12/31/2001           11.84                  42.88                   21.38
03/31/2002            5.51                  40.57                   15.70
06/30/2002            3.01                  32.17                    9.36
09/30/2002            1.25                  25.77                    7.99
12/31/2002            0.54                  29.36                    9.83

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


Transaction and Purchase Agreements

         Certain institutional investors and members of management are parties to a transaction agreement dated July 1998, as amended, and related agreements, pursuant to which they purchased interests which eventually became common stock of Choice One for aggregate consideration of approximately $62.1 million. These institutional investors are:

         o Morgan Stanley Capital Partners III, L.P., Morgan Stanley Capital Investors, L.P., and MSCP III 892 Investors, L.P., collectively referred to as Morgan Stanley Capital Partners III, invested approximately $41.7 million or 67.2%;

         o   The Fleet Entities invested $10.0 million or 16.1%; and

         o   Waller-Sutton Media Partners, L.P. invested $5.0 million or 8.0%.

         Provisions of the transaction and purchase agreements continue in effect, as amended, including:

         o an agreement among institutional investors and management to vote their shares:

              (i) for the election to the Board of a specified number of designees of the Morgan Stanley Entities, declining as the Morgan Stanley Entities' ownership declines; one designee of each of the Fleet Entities and Waller-Sutton, ceasing when the designating party's ownership falls below a specified threshold; the Company's chief executive officer; and at least one outside director;

              (ii) to ensure that the composition of the executive committee and pricing committee are as described above, so long as, in the case of a designee of an investor member to such committee, the investor member is entitled to designate at least one director to the board;

              (iii) for the election to the board of a designee of Ronald
                    VanderPol so long as Mr. VanderPol continues to own at least
                    4.5 million shares of Common Stock; and

              (iv) for the election to the board of a designee of FairPoint Communications Solutions Corp., so long as it continues to own at least 2.5 million shares of Common Stock;

         o business plans and budgets will continue to be subject to Board approval pursuant to specified procedures;

         o all institutional investors and members of management will have the right to sell their pro rata portion of their shares if any other member proposes to sell its shares in certain transactions; and o all institutional investors and members of management will be required to sell their shares in any sale of the Company approved by the Board.


Series A Senior Cumulative Preferred Stock Waiver

         On March 31, 2002, Morgan Stanley Dean Witter Capital Partners IV, L.P., MSDW IV 892 Investors, L.P. and Morgan Stanley Dean Witter Capital Investors IV, L.P., the holders of the Company's Series A Senior Cumulative Preferred Stock (the "Preferred Stockholders") agreed to irrevocably waive certain of their redemption rights with respect to 60,000 shares of Series A Preferred Stock. The redemption rights waived included the mandatory redemption on the maturity date of August 1, 2012 and the mandatory redemption for cash upon a change in control. This waiver increased the Company's stockholders' equity and assisted the Company in continuing to meet the minimum stockholders' equity requirements for listing on the Nasdaq National Market System.

         In consideration for the waiver, the Company granted the Preferred Stockholders warrants to purchase 1,177,015 shares of common stock at an exercise price of $1.64 per share. Warrants to purchase 470,806 shares were vested immediately. The remainder of the warrants expired on September 30, 2002, when the Company terminated the waiver of rights agreement with the Preferred Stockholders. The vested warrants will expire on September 30, 2007. Pursuant to anti-dilution provisions in these warrants and the issuance of new warrants to our lenders under the Term C loan facility on September 13, 2002, the Preferred Stockholders received warrants to purchase an additional 69,979 shares of common stock. Warrants to purchase a total of 540,785 shares of common stock at an exercise price of $1.64 per share are now outstanding.

         In connection with the waiver, the terms of the Series A Preferred Stock were modified so that, if the Company had not terminated the waiver, the dividend rate on the Series A Preferred Stock would increase under certain circumstances from 14.0% to such percentage as would result in an effective dividend of 20% on the shares of Series A Preferred Stock to which the waiver related. Also, in the event of a change of control, if the Company did not redeem the Series A Preferred Stock to which the waiver related for cash in the amount of 101% of its liquidation preference plus accrued and unpaid dividends, then the Company would be obligated to make an offer to exchange such stock for shares of the Company's common stock. Because the Company has terminated the waiver, these provisions are no longer in effect.

         The Preferred Stockholders are related to Morgan Stanley Capital Partners III, a significant stockholder of the Company. In addition, Messrs. Ehrenkranz, Hoch and Hoffen, all of whom were members of the Board of Directors of the Company at the time of the waiver transactions, participate in the management of the general partners of the Preferred Stockholders. None of Messrs. Ehrenkranz, Hoch and Hoffen were members of the special committee of independent directors of the Board of Directors of the Company which evaluated and approved the transactions described above.

Additional Financing

     Third Amended and Restated Credit Agreement

         On September 13, 2002, the Company entered into, as guarantor for loans made to its subsidiaries (the "Borrowers"), a Third Amended and Restated Credit Agreement (the "Amended Credit Agreement"). Among other things, the Amended Credit Agreement provides for a Term C loan facility in an aggregate principal amount of $44.5 million and a Term D loan facility in an aggregate principal amount of $4.4 million.

         The lenders under the Term C loan facility are the Preferred Stockholders, Wachovia Investors, Inc., Morgan Stanley Senior Funding, Inc. and CIBC Inc. (collectively, the "Term C Lenders"). Interest on the Term C loan accrues at LIBOR plus 5.75% or at a base rate, as defined in the Amended Credit Agreement, plus 4.75%, at the option of the Borrowers. Interest on the Term C loan that would otherwise be payable from September 13, 2002 through March 31, 2004 will instead accrue monthly and be added to the principal amount of the loan (the "Term C Loan Deferred Interest"). Thereafter, interest accruing on the Term C loan is payable in cash at the end of each month. All Term C Loan Deferred Interest and principal amount of the Term C loan is due at maturity on March 31, 2009. The Term C loan was drawn down in full at closing of the Amended Credit Agreement.

         The lenders under the Term D loan facility include Morgan Stanley Senior Funding, Inc. and other lenders who previously made Term A loans and Term B loans governed by the Amended Credit Agreement. The Term D loan facility is available in five equal quarterly Term D loans commencing on December 31, 2002. Interest on the Term D loans will accrue at the same rate applicable to the outstanding revolving loans and Term A loans under the Amended Credit Agreement. The applicable interest rate is determined by a grid and is tied to the Borrowers' leverage ratio as calculated pursuant to the terms of the Amended Credit Agreement. Initially, the applicable interest rate will be LIBOR plus 4.00% or the base rate, as defined in the Amended Credit Agreement, plus 3.00%, at the option of the Borrowers. Interest accruing on the Term D loans is payable in cash at the end of each month. The outstanding principal under Term D loans will be repaid quarterly commencing on June 30, 2004 through September 30, 2008 at the rate of 0.25% of the aggregate principal amount, then at the rate of 47.5% on December 30, 2008. Any remaining unpaid principal and accrued interest is due in full at the maturity date of January 31, 2009.

     Third Amendment to the Bridge Financing Agreement

         On September 13, 2002, the Company, as borrower, entered into a Third Amendment to the Bridge Agreement (the "Bridge Agreement Amendment") with Morgan Stanley Senior Funding, Inc., as administrative agent, Wachovia Investors, Inc. and CIBC Inc. (collectively, the "Bridge Lenders"). The Bridge Agreement Amendment, among other things:

     o permits the Company to incur up to $425.0 million under the Amended Credit Agreement subject to the required approval from the lenders under the Amended Credit Agreement;

     o extends by one year to November 9, 2006 the period during which the Company may pay interest in-kind, rather than in cash, on the subordinated rollover notes issued under the Bridge Agreement (the "Subordinated Notes");

     o limits the maximum annual capital expenditures that the Company and its subsidiaries may make to the same amounts permitted under the Amended Credit Agreement;

     o required that the subsidiaries of the Company enter into certain collateral documents to secure the Company's obligations under the Bridge Agreement (including its obligations under the Subordinated Notes); and

     o provided for other amendments, which conform certain provisions of the Bridge Agreement to the corresponding amended provisions of the Amended Credit Agreement.

     Issuance of New Warrants

         In consideration for the loans extended to the Borrowers under the Amended Credit Agreement and the other amendments and waivers effected pursuant to the Amended Credit Agreement, the Company issued warrants to purchase shares 10,596,137 shares of the Company's common stock to the Term C Lenders or their affiliates. These warrants may be exercised until September 13, 2007 at an exercise price of $0.01 per share. Of these warrants, warrants to purchase 7,944,700 shares of common stock are immediately exercisable. Warrants to purchase 2,651,437 shares of common stock issued to the Term C Lenders who are also Bridge Lenders will not become exercisable until September 13, 2004. If the Company satisfies its outstanding obligations under the Bridge Agreement in full, including payment of accrued and unpaid interest, prior to September 13, 2004, the warrants to purchase 2,651,437 shares of common stock will expire.

         In addition, the Company issued warrants to purchase an additional 4,851,872 shares of common stock (the "Contingent Warrants") to the Bridge Lenders. The Contingent Warrants will only become exercisable in the event that the holders of the Contingent Warrants present to the Company a proposal for a capital markets transaction satisfying certain defined criteria that would neither violate the Amended Credit Agreement or the Bridge Agreement nor cause the Company to violate any rules of any national securities exchange or automated quotation system, if any, upon which the shares of the Company's common stock are so listed, and which is subsequently rejected by the Company (or the Company accepts the proposal but fails to use its good faith reasonable best efforts to consummate the transaction). The Contingent Warrants have an exercise price of $0.01 per share and will expire on the earliest of the date the original holder of the Contingent Warrants ceases to hold any Bridge Notes, the date the Company satisfies its outstanding obligations under the Bridge Agreement or September 13, 2007.

         All of these newly issued warrants are entitled to anti-dilution protection. The anti-dilution protection includes provisions which will increase the number of shares of common stock issuable upon exercise of the warrants under certain circumstances, such as a subsequent below market issuance of common stock (or warrants to purchase common stock), a stock split, recapitalization or similar event.

     Effect of Anti-Dilution Provisions of Outstanding Warrants

         The issuance of the new warrants to the Term C Lenders described above triggered anti-dilution provisions in the Company's previously issued warrants to purchase shares of common stock. Each of these outstanding warrants provided for a weighted average adjustment in the number of shares of common stock issuable upon exercise thereof in the event that the Company issued additional warrants at a price below the then current market value of the Company's common stock. In some cases, the exercise price of the outstanding warrants was similarly adjusted. As a result of the issuance of the new warrants on September 13, 2002, the following anti-dilution adjustments occurred:

         o the Preferred Stockholders became entitled to purchase an additional 259,735 shares of common stock for $0.01 per share;

         o the Bridge Lenders or their affiliates became entitled to purchase an additional 265,716 shares of common stock at an exercise price of $1.97 per share, and the exercise price for outstanding warrants to purchase 1,890,294 shares was reduced from $2.25 per share to $1.97 per share; and

         o the Preferred Stockholders became entitled to purchase an additional 69,979 shares of common stock for $1.64 per share.

If the Contingent Warrants or the warrants to purchase 2,651,437 shares of common stock issued to the Term C Lenders that are not currently exercisable become exercisable, then additional anti-dilution adjustments will occur under the outstanding warrants and certain of the new warrants issued to the Term C Lenders.

     Relationships

         The Preferred Stockholders made Term C loans to the Borrowers in the aggregate principal amount of $24.0 million, and Morgan Stanley Senior Funding made a Term C loan to the Borrowers in the principal amount of $8.8 million and a Term D loan to the Borrowers in the principal amount of $562,500. In connection with the Term C loans, the Preferred Stockholders received warrants to purchase an aggregate of 5,567,089 shares of common stock and an affiliate of Morgan Stanley Senior Funding received warrants to purchase 2,146,545 shares of common stock, of which warrants to purchase 1,014,834 shares are currently exercisable. An affiliate of Morgan Stanley Senior Funding also received Contingent Warrants to purchase 2,070,921 shares of common stock. The Preferred Stockholders and an affiliate of Morgan Stanley Senior Funding also became entitled to purchase additional shares of common stock pursuant to the anti-dilution provisions of warrants that they previously held. The Preferred Stockholders, Morgan Stanley Senior Funding and the affiliate of Morgan Stanley Senior Funding that received warrants are all related to Morgan Stanley Capital Partners III, a significant stockholder of the Company. In addition, Mr. Ehrenkranz, Mr. Hoch and Mr.Hoffen, all of whom were members of the Board of Directors of the Company at the time of the additional financing transactions, participate in the management of the general partners of the Preferred Stockholders. None of Messrs. Ehrenkranz, Hoch and Hoffen were members of the special committee of independent directors of the Board of Directors of the Company which evaluated and approved the transactions described above.

Purchase of Assets from FairPoint Communications Solutions Corp.

         In December 2001, the Company acquired certain assets from FairPoint Communications Solutions Corp. ("FairPoint"), for consideration consisting of cash and the issuance of 2,500,000 shares of the Company's common stock. Upon the achievement of certain operational metrics, the Company issued an additional 1,000,000 shares of common stock in May 2002 to complete the transaction. Contingent on continued stock ownership, FairPoint has the right to appoint one representative to the Board of Directors. Eugene Johnson joined the Board of Directors as FairPoint's representative in January 2002 and resigned from the Board of Directors in May 2002.

Registration Rights Agreements

         The Company is a party to a registration rights agreement dated as of July 8, 1998, as amended, with institutional investors, preferred stockholders and management requiring the Company to register, subject to specified conditions and limitations, their common stock and Series A Senior Cumulative Preferred Stock of the Company. The shares of common stock issuable pursuant to warrants held by the Preferred Stockholders are also covered by this registration rights agreement. The holders of a majority of the equity held by institutional investors are entitled to demand five registrations on Form S-1 and unlimited registrations on Form S-3. After one registration of this kind has been effected, holders of a majority of the equity held by management may demand one registration on Form S-3. After one registration has been effected, institutional investors holding 20% of the outstanding registrable securities, or two out of the three largest institutional investor holders, can demand four registrations on Form S-1, minus any Form S-1 registration effected at the demand of a majority of institutional investors, and unlimited registrations on Form S-3. The holders of Series A Senior Cumulative Preferred Stock, who also hold warrants, are entitled to two demand registrations. In addition, all parties to the registration rights agreement are entitled to include their shares on primary or secondary registered public offerings of the Company's securities. Subject to limitations, the Company is required to bear all registration expenses, including the cost of no more than one independent legal counsel for all selling holders of registrable shares, and other expenses in connection with these registrations, other than underwriting discounts and commissions, and must provide appropriate indemnification to institutional investors and management.

         In connection with the issuance of the Subordinated Notes, the Company entered into a debt registration rights agreement for the Subordinated Notes, as well as an equity registration rights agreement for the common stock issuable under the warrants. The debt registration rights agreement requires the Company to register, subject to specified terms and conditions, the Subordinated Notes if the holders demand the Subordinated Notes be registered under the Securities Act of 1933 pursuant to a shelf registration statement on Form S-3. Alternatively, the holders may demand the Company to make available a Rule 144A offering of the notes or to piggyback the Subordinated Notes on an existing registered debt offering by the Company. The equity registration rights agreement requires the Company to register, subject to specified terms and conditions, the common stock issuable under the warrants held by the Bridge Lenders or their affiliates, if demanded by at least 40% of such equity holders, for an unlimited number of occasions on Form S-3 and on not more than three occasions on Form S-1. In addition, such equity registration rights include the right for the holders of the warrants to piggyback on an existing equity offering of the Company.

         Pursuant to the terms of a merger agreement dated May 14, 2000 among the Company, the merger subsidiary, and Ronald H. VanderPol, the sole stockholder of US Xchange, Inc., US Xchange, Inc. merged into a wholly owned subsidiary of the Company. According to the terms of the merger agreement, Mr. VanderPol may require the Company to register his common stock, subject to specified conditions and limitations. Mr. VanderPol was granted five demand registration rights which may now be exercised. Mr. VanderPol was also granted unlimited piggyback registration rights with respect to the shares of common stock that he received as part of the stock consideration from the merger with US Xchange, Inc. These piggyback registration rights are exercisable, but are subordinate to the piggyback registration rights granted to the Company's management and institutional advisors described above, and are subject to standard cutback provisions and blackout periods.

         In connection with the issuance of common stock for the purchase of assets from FairPoint the Company entered into an investor rights agreement which, subject to specified conditions and limitations, entitles FairPoint to include its shares on primary or secondary registered public offerings of the Company's common stock and grants FairPoint the right to participate in the issuance by Choice One of its common stock, or securities convertible into its common stock, subject to certain limitations. These rights are in place until FairPoint no longer holds at least 50% of the shares of stock issued to it under the asset purchase agreement or certain other events occur.

Loans to Affiliates

         In August 1999, the Company loaned $186,000 to Ajay Sabherwal, the Company's Executive Vice President and Chief Financial Officer. This loan bears interest at a rate of 5.96% and the balance of this loan as of March 31, 2003 was $37,200. Mr. Sabherwal will repay the loan in five annual installments, the first four of which have been made.

         In August 2001, after careful consideration and due analysis, the Board of Directors determined that it was in the best interests of the Company to provide the following loans to the Company's chief executive officer and top four executives. These loans bear interest at a rate of 5.72% and have a term of three years (subject to acceleration in the event of termination of employment). The loan amounts are as follows:


         Steve M. Dubnik, Chairman, President and Chief Executive Officer                        $700,000
         Kevin S. Dickens, Chief Operating Officer                                               $440,000
         Ajay Sabherwal, Executive Vice President, Finance and Chief Financial Officer           $200,000
         Mae H. Squier-Dow, Chief Customer Satisfaction Officer                                  $600,000
         Philip H. Yawman, Executive Vice President, Corporate Development                       $260,000


         Each of the above-referenced loans is secured by a pledge of all of the common stock owned by each of the respective executives.

                              STOCKHOLDER PROPOSALS

         The Company's Certificate of Incorporation and By-laws require any stockholder who wishes to bring any proposal before a meeting of stockholders or to nominate a person to serve as a director to give written notice thereof and certain related information to the Company at least 60 days prior to the date one year from the date of the immediately preceding annual meeting, if such proposal or nomination is to be submitted at an annual meeting, or within ten days of the giving of notice to the stockholders, if such proposal or nomination is to be submitted at a special meeting. The written notice must set forth with particularity (i) the name and business address of the stockholder submitting such proposal and all persons acting in concert with such stockholder; (ii) the name and address of the persons identified in clause (i), as they appear on the Company's books (if they so appear); (iii) the class and number of shares of the Company's common stock beneficially owned by the persons identified in clause
(i); (iv) a description of the proposal containing all material information relating thereto, including, without limitation, the reasons for submitting such proposal; and (v) such other information as the Board of Directors reasonably determines is necessary or appropriate to enable the Board of Directors and stockholders of the Company to consider such proposal.

         Management does not know of any matters, which are likely to be brought before the Annual Meeting other than those referred to in this Proxy Statement. However, in the event that any other matters properly come before the Annual Meeting, the persons named in the enclosed proxy will vote in accordance with their judgment on such matters.

         The presiding officer at the Annual Meeting may determine that any stockholder proposal was not permissible under or was not made in accordance with the foregoing procedures or is otherwise not in accordance with law and, if he so determines, he may refuse to allow the stockholder proposal or nomination to be considered at the Annual Meeting.

         Under the rules of the SEC, stockholder proposals intended to be presented at the next annual meeting (to be held in 2004) must be received by the Company on or before January 1, 2004 in order to be included in the proxy statement and proxy for that meeting. Proposals should be directed to the Office of General Counsel, Choice One Communications Inc., 100 Chestnut Street, Suite 600, Rochester, New York 14604.


                             ADDITIONAL INFORMATION

         The expense of preparing, assembling, printing and mailing the form of proxy and the material used in the solicitation of proxies will be borne by the Company. In addition to the solicitation of proxies by use of the mails, the Company may utilize the services of some of its officers and regular employees to solicit proxies personally and by telephone, telegram, letter, facsimile or other means of communications. The Company has requested banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy materials to their principals and to request authority for the execution of proxies and will reimburse such persons for their services in doing so. In addition, the Company has engaged the firm of MacKenzie Partners as its proxy solicitor in connection with the Annual Meeting for an amount not to exceed $5,000 plus reimbursement of reasonable costs incurred by MacKenzie Partners.

         According to SEC rules, the information presented in this Proxy Statement under the captions "Compensation Committee Report on Executive Compensation", "Audit Committee Report" and "Stock Price Performance" shall not be deemed to be "soliciting material" or to be filed with the SEC under the Securities Act of 1933 or the Securities Exchange Act of 1934 and nothing contained in any previous filings made by the Company under such acts shall be interpreted as incorporating by reference the information presented under the specified captions.

                              FOLD AND DETACH HERE
--------------------------------------------------------------------------------


                         CHOICE ONE COMMUNICATIONS INC.
                         100 CHESTNUT STREET, SUITE 600
                            ROCHESTER, NEW YORK 14604


             Proxy Solicited on Behalf of the Board of Directors of
               The Company for the Annual Meeting on May 29, 2003


The undersigned hereby appoints as Proxies, each of STEVE M. DUBNIK and KEVIN S. DICKENS, with full power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated below, all shares of capital stock of Choice One Communications Inc. held of record by the undersigned on April 9, 2003, at the Annual Meeting of Stockholders to be held on May 29, 2003 and any adjournments thereof.

This proxy when properly executed will be voted as directed. You are encouraged to specify your choice by marking the appropriate boxes (SEE REVERSE SIDE), but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. If no direction is given with respect to a particular proposal, this proxy will be voted for such proposal. The Proxies cannot vote your shares unless you sign and return this card. Please mark, date, sign and return this proxy card promptly, using the enclosed envelope. No postage is required if mailed in the United States of America.

If shares are registered in more than one name, the signatures of all such persons are required. Corporations should sign in the full corporate name by a duly authorized officer stating his or her title. Trustees, guardians, executors and administrators should sign in their official capacity giving their full title as such. If a partnership, please sign in the partnership name by authorized persons.




                          PLEASE VOTE, SIGN AND RETURN THIS PROXY FORM PROMPTLY USING THE ENCLOSED ENVELOPE

                                                        FOLD AND DETACH HERE
------------------------------------------------------------------------------------------------------------------------------------



                                                      CHOICE ONE COMMUNICATIONS INC.
                                          PLEASE MARK VOTE IN BRACKETS BELOW, USING DARK INK ONLY

                                                      For     Withhold  For all
                                                                         Except:

1.  Proposal 1 - Election of 2 Directors:             [ ]       [ ]        [ ]       3. In their discretion, the Proxies are
    01-Louis L. Massaro, 02-Leigh J. Abramson                                           authorized to vote on any other business
                                                                                        that may properly come before the meeting.
_______________________________________
(Except nominee(s) written above)
                                                      For     Against    Abstain     _______________________________________________
2.  Ratification of appointment of                    [ ]       [ ]        [ ]       Signature(s)
    PricewaterhouseCoopers LLP as independent                                        NOTE: Please sign exactly as name appears
    accountants for the year ended December                                          hereon.
    31, 2003
                                                                                     _________________________________, 2003
                                                                                     Date





                                                                                     Plan to attend annual meeting               [ ]

                                                                                     Change of Address:

                                                                                     _______________________________________________

                                                                                     _______________________________________________

                                                                                     _______________________________________________